EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT
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
              Name                                                                State

First-Citizens Bank & Trust Company                                    Chartered in North Carolina
                                                                         with branches is North
                                                                         Carolina and Virginia

First-Citizens Bank & Trust Company                                    Chartered in West Virginia

Atlantic States Bank                                                   Chartered under the laws of the
                                                                       United States of America with
                                                                       branches in Georgia and North
                                                                       Carolina

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